UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 14, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403
San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2007, Handheld Entertainment, Inc. (the “Company”) entered into an agreement with Carl Page, our chief technology officer and a member of our board of directors, whereby he has agreed to purchase from the Company, from time to time, up to $5 million aggregate principal amount of promissory notes. The notes will bear an interest rate of 6% and will be due upon the earlier of the closing of subsequent financing of at least $20 million or January 31, 2008. As part of this agreement, Mr. Page has agreed to exchange up to $500,000 of such notes for up to $500,000 of equity securities or securities convertible into equity securities of the Company offered in a subsequent financing of at least $20 million.

On August 14, 2007, Mr. Page purchased $450,000 of notes under the note purchase agreement.

Item 8.01 Other Events.

On August 15, 2007, the Company issued a press release summarizing recent announcements that were discussed on a conference call on August 14, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: August 20, 2007	By:	/s/ William J. Bush
Name: William J. Bush
Title: Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 15, 2007